Exhibit 10.02

REMITTANCE AND INTERCREDITOR AGREEMENT

THIS AGREEMENT, dated as of September 30, 2005, is made by Avnet Partner Solutions, a division of Avnet, Inc. (“Avnet”), for the benefit of Wells Fargo Bank, National Association (with all its participants, successors and assigns, “Wells Fargo”), acting through its Wells Fargo Business Credit operating division.

SANZ INC., formerly known as Storage Area Networks, Inc., a Colorado corporation (the “Borrower”), is now or hereafter may be indebted to Wells Fargo on account of loans or the other extensions of credit or financial accommodations from Wells Fargo to the Borrower, or to any other person under the guaranty or endorsement of the Borrower.

Avnet has made or may make loans or grant other financial accommodations to the Borrower.

As a condition to making any loan or extension of credit to the Borrower, Wells Fargo has required that Avnet subordinate the payment of Avnet’s loans and other financial accommodations to the payment of any and all indebtedness of the Borrower to Wells Fargo. Assisting the Borrower in obtaining credit accommodations from Wells Fargo and subordinating its interests pursuant to the terms of this Agreement are in Avnet’s best interest.

Wells Fargo agrees to allow the Escrow Agent to remit certain sums to Avnet as documented in the Escrow Agreement and directly relating to the Avnet Priority Accounts as more fully set forth herein.

ACCORDINGLY, in consideration of the mutual covenants and undertakings herein contained, and in consideration of the loans and other financial accommodations that have been made and may hereafter be made by Wells Fargo for the benefit of the Borrower, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Wells Fargo and Avnet hereby agrees as follows:

1.  Definitions. As used herein, the following terms have the meanings set forth below:

“Avnet Indebtedness” means all obligations of the Borrower to make full and timely payment of the invoices issued by Avnet, and each and every other debt, liability and obligation of every type and description which the Borrower may now or at any time hereafter owe to Avnet, whether such debt, liability or obligation now exists or is hereafter created or incurred, and whether it is or may be direct or indirect, due or to become due, absolute or contingent, primary or secondary, liquidated or unliquidated, or joint, several or joint and several.

“Avnet Priority Accounts” means Borrower’s accounts identified by the Escrow Agreement, defined below, to secure payment on the Avnet Indebtedness, which accounts have been approved in advance by Wells Fargo (in its sole discretion) as having priority as evidenced by a subordination letter in the form of Exhibit A attached hereto.

“Avnet Security Agreement” means the Security Agreement, dated as of September __, 2005, by and between the Borrower and Avnet, together with all renewals, extensions and modifications thereof and any other security agreement that may be accepted by Avnet from time to time.

“Borrower Default” means a Default or Event of Default as defined in any agreement or instrument evidencing, governing, or issued in connection with the Wells Fargo Indebtedness, including, but not limited to, the Credit Agreement, or any default under or breach of any such agreement or instrument.

“Collateral” means all collateral now or hereafter securing payment of the Wells Fargo Indebtedness, including all proceeds thereof.

“Credit Agreement” means that certain Credit and Security Agreement dated as of May 31, 2001, by and between the Borrower and Wells Fargo as the same has been and may hereafter be amended, supplemented or restated from time to time.

“Escrow Agreement” shall mean the escrow agreement(s) entered into from time to time by Borrower, Avnet and the Escrow Agent to secure payment from Borrower on the Avnet Indebtedness.

“Escrow Agent” shall mean Wells Fargo Bank, National Association, acting through its Corporate Trust and Escrow Services department, as escrow agent under the Escrow Agreement(s).

“Lien” means any security interest, mortgage, deed of trust, pledge, lien, charge, encumbrance, title retention agreement or analogous instrument or device, including the interest of each lessor under any capitalized lease and the interest of any bondsman under any payment or performance bond, in, of or on any assets or properties of a Person, whether now owned or hereafter acquired and whether arising by agreement or operation of law.

“Person” means any individual, corporation, partnership, joint venture, limited liability company, association, joint-stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

“Wells Fargo Indebtedness” means each and every debt, liability and obligation of every type and description which the Borrower may now or at any time hereafter owe to Wells Fargo, whether such debt, liability or obligation now exists or is hereafter created or incurred, and whether it is or may be direct or indirect, due or to become due, absolute or contingent, primary or secondary, liquidated or unliquidated, or joint, several or joint and several, all interest thereon, and all fees, costs and other charges related thereto (including all interest, fees, costs and other charges accruing after the commencement of any case, proceeding or other action relating to the bankruptcy, insolvency or reorganization of the Borrower, whether or not allowed in such proceeding or other action, and whether or not Wells Fargo is deemed to be unsecured or under-secured), all renewals, extensions and modifications thereof and any notes issued in whole or partial substitution therefor.

2.  Subordination. Excluding the Avnet Priority Accounts, the payment of all of the Avnet Indebtedness is hereby expressly subordinated to the extent and in the manner hereinafter set forth to the payment in full of the Wells Fargo Indebtedness; and regardless of any priority otherwise available to Avnet by law or by agreement, Wells Fargo shall hold a first priority Lien in the Collateral, and any Lien claimed therein by Avnet shall be and remain fully subordinate for all purposes to the Lien of Wells Fargo therein for all purposes whatsoever. The Avnet Indebtedness (excluding the Avnet Priority Accounts) shall continue to be subordinated to the Wells Fargo Indebtedness even if the Wells Fargo Indebtedness is deemed unsecured, under-secured, subordinated, avoided or disallowed under the United States Bankruptcy Code or other applicable law. However, and at all times under this Agreement, the security interest of Avnet in the Avnet Priority Accounts shall be prior and superior to the security interest of Wells Fargo in the Avnet Priority Accounts, and Wells Fargo’s security interest in the Avnet Priority Accounts shall be subordinate to the security interest of Avnet therein.

3.  Payments. Until all of the Wells Fargo Indebtedness has been paid in full and Wells Fargo has released its Lien in the Collateral, Avnet shall not, without Wells Fargo’s prior written consent, demand, receive or accept any payment from the Borrower in respect of the Avnet Indebtedness, or exercise any right of or permit any setoff in respect of the Avnet Indebtedness, except that Avnet may accept (i) payments required to be paid under the invoices issued by Avnet, so long as no Borrower Default has occurred and is continuing or will occur as a result of or immediately following any such payment; and (ii) remittances in accordance with the Escrow Agreement on the Avnet Priority Account(s). The Escrow Agreement will require the Escrow Agent to promptly remit to Avnet the amounts agreed upon by the Borrower and Avnet in the Escrow Agreement when such monies are received in the Avnet Priority Account(s).

4.  Receipt of Prohibited Payments. If Avnet receives any payment on the Avnet Indebtedness that Avnet is not entitled to receive under the provisions of this Agreement, Avnet will hold the amount so received in trust for Wells Fargo and will forthwith turn over such amount to Wells Fargo (endorsement by Avnet when necessary) for application to then existing Wells Fargo Indebtedness (whether or not due), in such manner of application as Wells Fargo may deem appropriate. If Avnet exercises any right of setoff which Avnet is not permitted to exercise under the provisions of this Agreement, Avnet will promptly pay over to Wells Fargo, in immediately available funds, an amount equal to the amount of the claims or obligations offset.

5.  Action on Avnet Indebtedness. Excluding Avnet Priority Accounts, Avnet will not commence any action or proceeding against the Borrower to recover all or any part of the Avnet Indebtedness, or join with any creditor (unless Wells Fargo shall so join) in bringing any proceeding against the Borrower under any bankruptcy, reorganization, readjustment of debt, arrangement of debt receivership, liquidation or insolvency law or statute of the federal or any state government, or take possession of, sell, or dispose of any Collateral, or exercise or enforce any right or remedy available to Avnet with respect to any such Collateral, unless and until the Wells Fargo Indebtedness has been paid in full and Wells Fargo has released its Lien in the Collateral.

6.  Action Concerning Collateral.

(a)  Notwithstanding any Lien now held or hereafter acquired by Avnet, Wells Fargo may take possession of, sell, dispose of, and otherwise deal with all or any part of the Collateral, and may enforce any right or remedy available to it with respect to the Borrower or the Collateral, all with notice (but without consent) of Avnet and except as otherwise required by applicable law.

(b)  In addition, and without limiting the generality of the foregoing, if (i) a Borrower Default has occurred and is continuing, (ii) the Borrower or Wells Fargo intends to sell or otherwise dispose of any Collateral to an unrelated third party outside the ordinary course of business, (iii) Wells Fargo has given written notice thereof to Avnet, and (iv) Avnet has failed, within ten (10) days after receipt of such notice, to purchase for cash the Wells Fargo Indebtedness for the full amount thereof, Avnet shall be deemed to have consented to such sale or disposition, to have released any Lien it may have in such Collateral and to have authorized Wells Fargo or its agents to file partial releases (and any related financing statements such as “in-lieu” financing statements under Part 7 of Article 9 of the Uniform Commercial Code) with respect to such Collateral.

(c)  Wells Fargo shall have no duty to preserve, protect, care for, insure, take possession of, collect, dispose of, or otherwise realize upon any of the Collateral, and in no event shall Wells Fargo be deemed Avnet’s agent with respect to the Collateral. All proceeds received by Wells Fargo with respect to any Collateral may be applied, first, to pay or reimburse Wells Fargo for all costs and expenses (including reasonable attorneys’ fees) incurred by Wells Fargo in connection with the collection of such proceeds, and, second, to any Wells Fargo Indebtedness secured by Wells Fargo’s Lien in that Collateral in any order that it may choose.

7.  Bankruptcy and Insolvency. In the event of any receivership, insolvency, bankruptcy, assignment for the benefit of creditors, reorganization or arrangement with creditors, whether or not pursuant to bankruptcy law, the sale of all or substantially all of the assets of the Borrower, dissolution, liquidation or any other marshalling of the assets or liabilities of the Borrower, Avnet will file all claims, proofs of claim or other instruments of similar character necessary to enforce the obligations of the Borrower in respect of the Avnet Indebtedness and will hold in trust for Wells Fargo and promptly pay over to Wells Fargo in the form received (except for the endorsement of Avnet where necessary) for application to the then existing Wells Fargo Indebtedness, any and all moneys, dividends or other assets received in any such proceedings on account of the Avnet Indebtedness, unless and until the Wells Fargo Indebtedness has been paid in full and Wells Fargo’s Lien in the Collateral has been terminated. If Wells Fargo desires to permit the use of cash collateral or to provide post-petition financing to the Borrower, Avnet shall not object to the same or assert that its interests are not being adequately protected.

8.  Restrictive Legend; Transfer of Avnet Indebtedness. Avnet will cause the Avnet Security Agreement and all notes, bonds, debentures or other instruments evidencing the Avnet Indebtedness or any part thereof to contain a specific statement thereon to the effect that the indebtedness thereby evidenced is subject to the provisions of this Agreement. Attached hereto as Exhibit B is a true and correct copy of the Avnet Security Agreement bearing such legend. Avnet has not transferred or assigned any interest in the Avnet Security Agreement to any other Person. Without the prior written consent of Wells Fargo, Avnet will not assign, transfer or pledge to any other Person the Avnet Security Agreement or any of the Avnet Indebtedness or agree to a discharge or forgiveness of the same, such consent not to be unreasonably withheld.

9.  Continuing Effect. This Agreement shall constitute a continuing agreement of subordination, and Wells Fargo may, without notice to or consent by Avnet, modify any term of the Wells Fargo Indebtedness in reliance upon this Agreement. Without limiting the generality of the foregoing, Wells Fargo may, at any time and from time to time, without the consent of or notice to Avnet and without incurring responsibility to Avnet or impairing or releasing any of Wells Fargo’s rights or any of Avnet’s obligations hereunder:

(a)  change the interest rate or change the amount of payment or extend the time for payment or renew or otherwise alter the terms of any Wells Fargo Indebtedness or any instrument evidencing the same in any manner;

(b)  sell, exchange, release or otherwise deal with any property at any time securing payment of the Wells Fargo Indebtedness or any part thereof;

(c)  release anyone liable in any manner for the payment or collection of the Wells Fargo Indebtedness or any part thereof;

(d)  exercise or refrain from exercising any right against the Borrower or any other Person (including Avnet); and

(e)  apply any sums received by Wells Fargo, by whomsoever paid and however realized, to the Wells Fargo Indebtedness in such manner as Wells Fargo shall deem appropriate.

10.  No Commitment. None of the provisions of this Agreement shall be deemed or construed to constitute or imply any commitment or obligation on the part of Wells Fargo to make any future loans or other extensions of credit or financial accommodations to the Borrower.

Avnet hereby waives any and all right to require the marshalling of assets in connection with the exercise of any of Wells Fargo’s remedies permitted by applicable law or agreement.

11.  Notice. All notices and other communications hereunder shall be in writing and shall be (i) personally delivered, (ii) transmitted by registered mail, postage prepaid, or (iii) transmitted by telecopy, in each case addressed to the party to whom notice is being given at its address as set forth below:

If to Wells Fargo:

Wells Fargo Business Credit
MAC C7300 210
1740 Broadway
Denver, Colorado 80274
Telecopier: (303) 863-4904
Attention: Aida Sunglao-Canlas

If to Avnet:

AVNET, INC.
Avnet Partner Solutions
8700 South Price Road
Tempe, Arizona 85284
Attention: Legal Department
Telecopier: (480) 794-3180

or at such other address as may hereafter be designated in writing by that party. All such notices or other communications shall be deemed to have been given on (i) the date received if delivered personally, (ii) the date of posting if delivered by mail, or (iii) the date of transmission if delivered by telecopy.

12.  Conflict in Agreements. If the subordination provisions of any instrument evidencing Avnet Indebtedness conflict with the terms of this Agreement, the terms of this Agreement shall govern the relationship between Wells Fargo and Avnet.

13.  No Waiver. No waiver shall be deemed to be made by either party of any of its rights hereunder unless the same shall be in writing signed on behalf of that party, and each such waiver, if any, shall be a waiver only with respect to the specific matter or matters to which the waiver relates and shall in no way impair the rights of that party or the obligations of a party to the other party in any other respect at any time.

14.  Binding Effect; Acceptance. This Agreement shall be binding upon each party and its heirs, legal representatives, successors and assigns and shall inure to the benefit of that party and its participants, successors and assigns irrespective of whether this or any similar agreement is executed by any other creditor of the Borrower

15.  Miscellaneous. The paragraph headings herein are included for convenience of reference only and shall not constitute a part of this Agreement for any other purpose. This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one instrument.

16.  Governing Law; Consent to Jurisdiction and Venue; Waiver of Jury Trial. This Agreement shall be governed by and construed in accordance with the substantive laws (other than conflict laws) of the State of Colorado. Each party consents to the personal jurisdiction of the state and federal courts located in the State of Colorado in connection with any controversy related to this Agreement, waives any argument that venue in any such forum is not convenient, and agrees that any litigation initiated by any of them in connection with this Agreement may be venued in either the state or federal courts located in the City and County of Denver, Colorado. THE PARTIES WAIVE ANY RIGHT TO TRIAL BY JURY IN ANY ACTION OR PROCEEDING BASED ON OR PERTAINING TO THIS AGREEMENT.

IN WITNESS WHEREOF, Avnet and Wells Fargo have executed this Agreement as of the date and year first above-written.

AVNET PARTNER SOLUTIONS,
A DIVISION OF AVNET, INC.

By:	/s/ John Clark
Name: John Clark
Its: Authorized Officer

WELLS FARGO BANK, NATIONAL
ASSOCIATION, acting through its WELLS
FARGO BUSINESS CREDIT operating division

By:	/s/ Aida Sunglao-Canlas
Name: Aida Sunglao-Canlas
Its: Vice President

Acknowledgment by Borrower

The undersigned, being the Borrower referred to in the foregoing Agreement, hereby (i) acknowledges receipt of a copy thereof, (ii) agrees to all of the terms and provisions thereof, (iii) agrees to and with Wells Fargo that it shall make no payment on the Avnet Indebtedness that Avnet would not be entitled to receive under the provisions of the Agreement, (iv) agrees that any such payment will constitute a default under the Wells Fargo Indebtedness, and (v) agrees to mark its books conspicuously to evidence the subordination of the Avnet Indebtedness effected hereby.

SANZ INC.

By:	/s/ Robert C. Ogden
Name: Robert C. Ogden
Its: Chief Financial Officer

EXHIBIT A

___________, 2005
Avnet Partner Solutions, a division of Avnet, Inc. 8700 South Price Road Tempe, Arizona 85284 Attention: Legal Department

Re: Purchase Order No. ______________________ attached hereto

This letter refers to (i) the Remittance and Intercreditor Agreement dated as of September 30, 2005 (the “Agreement”), made by Avnet Partner Solutions, a division of Avnet, Inc. (“Avnet”), for the benefit of Wells Fargo Bank, National Association (with all its participants, successors and assigns, “Wells Fargo”), acting through its Wells Fargo Business Credit operating division and (ii) the proceeds of the above referenced purchase order (the “Escrowed Payment”) for certain accounts belonging to SANZ Inc., a Colorado corporation (the “Borrower”), which accounts have been assigned to Wells Fargo. Unless the context clearly indicates otherwise, all terms used in this letter have the same meaning as in the Agreement, whether by definition therein or by the context in which such terms are used therein.

The subordination described in this letter is effective only if the Borrower’s customer has been instructed to make the Escrowed Payment to the Escrow Agent under the Escrow Agreement, which Escrow Agreement shall be in form and substance satisfactory to Wells Fargo.

Wells Fargo hereby agrees for the benefit of Avnet, its successors and assigns, that any and all security interests that Wells Fargo may now have in the Escrowed Payment are hereby subordinated to the security interest of Avnet in the Escrowed Payment, and such Escrowed Payment shall be a “Avnet Priority Account” as defined in the Agreement.

WELLS FARGO:

WELLS FARGO BANK, NATIONAL
ASSOCIATION, acting through its WELLS
FARGO BUSINESS CREDIT operating division

By: __________________________________________
Name: Aida Sunglao-Canlas
Its: Vice President

BORROWER: SANZ INC. By: __________________________________________ Name: Robert C. Ogden Its: Chief Financial Officer

EXHIBIT B

attach copy of Avnet Security Agreement with following legend

THIS SECURITY AGREEMENT IS SUBJECT TO THE TERMS OF A REMITTANCE AND INTERCREDITOR AGREEMENT BY AVNET PARTNER SOLUTIONS, A DIVISION OF AVNET, INC. IN FAVOR OF WELLS FARGO BANK, NATIONAL ASSOCIATION, ACTING THROUGH ITS WELLS FARGO BUSINESS CREDIT OPERATING DIVISION, DATED AS OF SEPTEMBER 30, 2005.